LUXFER

LUXFER REPORTS STRONG SECOND QUARTER 2025

Solid Top-Line Growth and Profitability Fueled by Robust Demand within Defense and Aerospace

Second Quarter 2025 Highlights*

- GAAP Net Sales of $104.0 million, up 4.3% from $99.7 million; Adjusted Net Sales[1] increased 5.8% to $97.1 million
- Gross Profit increased to $24.0 million, a 9.1% increase from $22.0 million
- Adjusted Gross Profit[1] rose 13.2% to $23.2 million, with Adjusted Gross Margins of 23.9%, an improvement of 160bps
- GAAP Net Income of $5.0 million, compared to a $0.4 million loss in the prior year, with GAAP Diluted EPS of $0.18
- Adjusted EBITDA[1] of $14.0 million up 14.8% and Adjusted Diluted EPS[1] of $0.30, up 25.0% from $0.24
- Sale of Graphic Arts completed on July 2, (outside of the Second Quarter)
- Relocation project within Gas Cylinders is expected to drive cost efficiencies and generate up to $4 million in annual savings

** Comparative information is relative to prior-year second quarter; results exclude discontinued operations.*

[1] Note: Adjusted results exclude Graphic Arts & 2024 legal recoveries.

We are encouraged by another quarter of solid performance and earnings growth at Luxfer, with adjusted EPS rising to $0.30, an increase of 25% year-over-year and 30% sequentially. Growth in our Elektron segment remained robust, supported by continued strength in MREs, UGR-Es, space exploration and aerospace, which helped offset anticipated softness in alternative fuels.

Earlier this month, we completed the divestiture of our Graphic Arts business, delivering on a key milestone from our strategic review. This step sharpens our focus and supports our strategy to build a stronger, more streamlined Luxfer.

As we look ahead, we remain focused on opportunities in our core markets while closely monitoring broader macroeconomic dynamics, including ongoing tariff negotiations. Our consistent execution and resilient business model position us well for the remainder of the year.

Andy Butcher
CEO, Luxfer

Key Results* (amounts in millions, except EPS)

Net Sales, Net Income, Adjusted EBITDA and EPS	Q2 2025	Change	YTD 2025	Change
GAAP Net Sales	$ 104.0	4.3%	$ 201.0	6.3%
Adjusted Net Sales[1]	97.1	5.8%	187.6	7.3%
GAAP Net Income	5.0	n/a	10.5	337.5%
Adjusted EBITDA[1]	14.0	14.8%	25.3	12.4%
GAAP Diluted EPS	$ 0.18	n/a	$ 0.39	333.3%
Adjusted Diluted EPS[1]	0.30	25.0%	0.53	23.3%

** Comparative information is relative to prior-year second quarter; results exclude discontinued operations.*

[1] Note: Adjusted results exclude Graphic Arts & 2024 legal recoveries

Second Quarter Financials

GAAP net sales of $104.0 million increased by $4.3 million from $99.7 million in the second quarter of 2024. This growth was driven by stronger pricing initiatives of $2.2 million and a $2.1 million positive impact from foreign exchange rates.

In the second quarter, Elektron delivered strong results, supported by continued high demand in Defense and Aerospace, with elevated magnesium-related sales including UGR-Es, MRE flameless ration heaters and flares. Gas Cylinders' performance tracked with expectations, reflecting typical demand trends and overcoming softer sales in the alternative fuels segment.

GAAP Net Income from continuing operations was $5.0 million, or $0.18 per diluted share, compared to a loss of $0.4 million, or a loss of $0.01 per diluted share, in the second quarter of 2024. Adjusted Net Income (excluding Graphic Arts and 2024 legal recoveries) was $8.1 million, or $0.30 per diluted share, compared to $6.5 million, or $0.24 per diluted share, for the second quarter of 2024.

Adjusted EBITDA (excluding Graphic Arts and 2024 legal recoveries) increased to $14.0 million, a 14.8% improvement compared to $12.2 million in the second quarter of 2024. This growth was primarily driven by a $2.2 million benefit from pricing strategy and $2.0 million positive movement in volume/mix. These gains were partially offset by $1.9 million in adverse cost movements and $0.5 million negative impact from a mixture of foreign exchange rates and inflation.

Segment Results* (amounts in millions)


AZ80A
U TYPE 1
CLASS A

Elektron	**Q2 2025**	**Change**	**YTD 2025**	**Change**
Net Sales	$ 50.1	19.3%	$ 99.5	24.8%
Gross Profit	15.1	23.8%	29.8	29.6%
Gross Margin	*30.1%*	*110bps*	*29.9%*	*100bps*
Adjusted EBITDA[1]	$ 9.1	24.7%	$ 17.8	31.9%
Adjusted EBITDA Margin[1]	*18.2%*	*80bps*	*17.9%*	*100bps*



Gas Cylinders	**Q2 2025**	**Change**	**YTD 2025**	**Change**
Net Sales	$ 47.0	-5.6%	$ 88.1	-7.5%
Gross Profit	8.1	-2.4%	13.7	-14.4%
Gross Margin	*17.2%*	*50bps*	*15.6%*	*-120bps*
Adjusted EBITDA	$ 4.9	flat	$ 7.5	-16.7%
Adjusted EBITDA Margin	*10.4%*	*60bps*	*8.5%*	*-100bps*

** Comparative information is relative to prior-year second quarter; results exclude discontinued operations*

[1] Note: Adjusted Results exclude 2024 legal recoveries

LUXFER

Capital Resources and Liquidity

Net cash provided by continuing operations for the second quarter of 2025 was $1.2 million, a decline of $7.6 million compared to the second quarter of 2024, which benefited from legal recoveries. The second quarter had a free cash flow usage from continuing operations of $0.7 million, compared to a free cash flow of $6.2 million in the second quarter of 2024. Net debt totaled $48.2 million, resulting in a net debt-to-adjusted EBITDA ratio of 0.9x. Excluding Graphic Arts, the net debt-to-adjusted EBITDA ratio was also 0.9x.

During the second quarter of 2025, approximately $0.6 million of common stock, equating to 50,000 shares, was repurchased. Year-to-date a total of approximately $1.1 million in common stock, or 90,000 shares, was repurchased. Additionally, $3.5 million was returned to shareholders through dividends during the quarter, taking the year-to-date total to $7.0 million.

On July 15, 2025, Luxfer completed a refinancing of its revolving credit facility. The terms of the financing agreement remain materially the same, with the new facility now expiring in July 2030.

2025 Guidance Updated

Luxfer updates its full-year 2025 guidance. Strength in Defense and First Response, combined with operational improvements, is expected to offset continued softness in Alternative Fuels and select transportation markets.

Full Year Guidance	Prior	**Updated**
Sales Revenue	Flat	**+ LSD**
Adjusted Diluted EPS	$0.95 - $1.05	**$0.97 - $1.05**
Adjusted EBITDA	$48M - $52M	**$49M - $52M**
Free Cash Flow	$20M - $25M	**$20M - $25M**

2025 Upcoming Events

- Key Bank - Virtual NDR - September - TBD
- Sidoti - Small Cap Conference - September 17th

Second Quarter 2025 Earnings Conference Call Information

Luxfer will conduct an investor teleconference at 8:30 a.m. ET on Wednesday July 30, 2025. Investors can access this conference via any of the following:

- Webcast: Accessible by clicking on this link Q2 Earnings Webcast
- Live Telephone: Call 800-445-7795 within the U.S. or +1 785-424-1699 outside the U.S. Please join the call at least 15 minutes before the start time (Conference ID:LXFRQ225).
- Webcast Replay: Available on Luxfer's website beginning at approximately 4:30 p.m. Eastern Time on July 30, 2025.
- Telephone Replay: Call 800-934-7855 within the U.S. or +1 402-220-6985 outside the U.S.
- Presentation Material: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company's website at luxfer.com under Quarterly Reports and Presentations.

About Luxfer Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and specialty industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Non-GAAP Financial Measures Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the Company’s financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. With respect to the Company’s 2025 adjusted earnings per share guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control, and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort, and the Company is unable to address the probable significance of the unavailable information. Forward-Looking Statements This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward- looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) geopolitical issues / tariffs (vi) fluctuations in the cost of raw materials, utilities, and other inputs; (vii) currency fluctuations and hedging risks; (viii) the Company’s ability to protect its intellectual property; and (ix) the significant amount of indebtedness the Company has incurred and may incur and the obligations to service such of indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to

Forward-Looking Statements (continued) comply with the covenants contained therein. The Company cautions that the foregoing list of important factors are not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the U.S. Securities and Exchange Commission on February 25, 2025. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise. Contact Info: Kevin Cornelius Grant Vice President of Investor Relations and Business Development Kevin.Grant@Luxfer.com

LUXFER HOLDINGS PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME / (LOSS) (UNAUDITED)

	Second Quarter		Year-to-date	
In millions, except share and per-share data	**2025**	**2024**	**2025**	**2024**
Net sales	**$ 104.0**	$ 99.7	**$ 201.0**	$ 189.1
Cost of goods sold	**(80.0)**	(77.7)	**(155.6)**	(148.7)
Gross profit	**24.0**	22.0	**45.4**	40.4
Selling, general and administrative expenses	**(13.1)**	(11.9)	**(25.7)**	(23.5)
Research and development	**(1.1)**	(1.1)	**(2.2)**	(2.3)
Restructuring charges	**(2.0)**	(1.1)	**(2.1)**	(1.8)
Acquisition and disposal related costs	**(0.1)**	(9.2)	**(0.1)**	(9.4)
Other income	**—**	5.1	**—**	5.3
Operating income	**7.7**	3.8	**15.3**	8.7
Net interest expense	**(0.9)**	(1.3)	**(1.7)**	(2.7)
Defined benefit pension credit	**0.6**	0.2	**1.2**	0.5
Income before income taxes	**7.4**	2.7	**14.8**	6.5
Provision for income taxes	**(2.4)**	(3.1)	**(4.3)**	(4.1)
Net income / (loss) from continuing operations	**5.0**	(0.4)	**10.5**	2.4
Net loss from discontinued operations	**(2.4)**	(0.1)	**(2.4)**	(0.2)
Net income / (loss)	**$ 2.6**	$ (0.5)	**$ 8.1**	$ 2.2
Earnings / (loss) per share[1]				
Basic from continuing operations	**$ 0.19**	$ (0.01)	**$ 0.39**	$ 0.09
Basic from discontinued operations	**$ (0.09)**	$ (0.01)	**$ (0.09)**	$ (0.01)
Basic	**$ 0.10**	$ (0.02)	**$ 0.30**	$ 0.08
Diluted from continuing operations	**$ 0.18**	$ (0.01)	**$ 0.39**	$ 0.09
Diluted from discontinued operations[2]	**$ (0.09)**	$ —	**$ (0.09)**	$ (0.01)
Diluted	**$ 0.10**	$ (0.02)	**$ 0.30**	$ 0.08
Weighted average ordinary shares outstanding				
Basic	26,749,018	26,831,372	26,741,271	26,826,123
Diluted	27,098,197	26,932,291	27,143,884	26,892,230

[1] The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.

[2] The loss per share for discontinued operations has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) June 29, December 31, In millions, except share and per-share data 2025 2024 Current assets Cash and cash equivalents $ 4.4 $ 4.1 Restricted cash 2.4 2.2 Accounts and other receivables, net of allowances of $0.6 and $0.3, respectively 58.7 58.8 Prepayments and accrued income 4.0 4.6 Inventories 91.5 83.6 Current assets held-for-sale 22.6 22.5 Total current assets $ 183.6 $ 175.8 Non-current assets Property, plant and equipment, net $ 63.0 $ 62.8 Right-of-use assets from operating leases 11.6 11.5 Goodwill 70.4 67.0 Intangibles, net 11.4 11.5 Deferred tax assets 3.2 4.1 Pensions and other retirement benefits 55.6 49.3 Investments and loans to joint ventures and other affiliates 0.4 0.4 Total assets $ 399.2 $ 382.4 Current liabilities Current maturities of long-term debt and short-term borrowing $ 28.7 $ 3.1 Accounts payable 24.7 29.6 Accrued liabilities 28.0 24.0 Taxes on income 4.6 5.6 Current liabilities held-for-sale 15.4 12.8 Other current liabilities 9.6 18.6 Total current liabilities $ 111.0 $ 93.7 Non-current liabilities Long-term debt $ 23.9 $ 42.0 Pensions and other retirement benefits 0.1 0.1 Deferred tax liabilities 13.9 14.0 Other non-current liabilities 12.6 13.1 Total liabilities $ 161.5 $ 162.9 Shareholders' equity Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2025 and 2024; issued 28,944,000 for 2025 and 2024; outstanding 26,764,077 and 26,742,074 for 2025 and 2024, respectively 26.5 26.5 Additional paid-in capital 226.8 226.1 Treasury shares (25.6) (24.9) Company shares held by ESOP (0.7) (0.8) Retained earnings 109.8 108.7 Accumulated other comprehensive loss (99.1) (116.1) Total shareholders' equity 237.7 219.5 Total liabilities and shareholders' equity $ 399.2 $ 382.4

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Year-to-date In millions 2025 2024 Operating activities Net income $ 8.1 $ 2.2 Net loss from discontinued operations 2.4 0.2 Net income from continuing operations 10.5 2.4 Adjustments to reconcile net income to net cash provided / (used) by operating activities Depreciation 4.5 4.5 Depreciation of right of use assets 1.5 1.9 Amortization of purchased intangible assets 0.4 0.4 Amortization of debt issuance costs 0.1 0.1 Share-based compensation charges 1.8 1.4 Deferred income taxes 0.3 0.3 Non-cash restructuring charges 1.7 — Loss on held for sale asset group — 7.5 Defined benefit pension credit (1.2) (0.5) Changes in assets and liabilities Accounts and other receivables (2.9) (9.5) Inventories (4.2) (7.5) Current assets held-for-sale (2.5) (2.5) Prepayments and accrued income 0.6 1.6 Accounts payable (6.1) 2.4 Accrued liabilities 2.9 3.5 Current liabilities held-for-sale 2.6 2.0 Other current liabilities (1.5) 5.8 Other non-current assets and liabilities (2.1) (1.3) Net cash provided by operating activities - continuing 6.4 12.5 Net cash provided by operating activities - discontinued 0.2 0.1 Net cash provided by operating activities 6.6 12.6 Investing activities Capital expenditures (3.1) (4.1) Net cash used by investing activities - continuing (3.1) (4.1) Net cash used by investing activities - discontinued (0.2) (0.1) Net cash used by investing activities (3.3) (4.2) Financing activities Net drawdown / (repayment) of bank overdraft 0.6 (4.4) Net drawdown of long-term borrowings 4.9 6.4 Repurchase of own shares (1.1) (1.0) Share-based compensation cash paid (0.6) (0.3) Dividends paid (7.0) (7.0) Net cash used by financing activities (3.2) (6.3) Effect of exchange rate changes on cash and cash equivalents 0.4 (0.1) Net increase $ 0.5 $ 2.0 Cash, cash equivalents and restricted cash; beginning of year 6.3 2.6 Cash, cash equivalents and restricted cash; end of the second quarter 6.8 4.6 Supplemental cash flow information: Interest payments $ 1.6 $ 2.8 Income tax payments, net 6.0 0.3

LUXFER HOLDINGS PLC

SUPPLEMENTAL INFORMATION

SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA			
	Second Quarter		Year-to-date		Second Quarter		Year-to-date	
In millions	2025	2024	2025	2024	2025	2024	2025	2024
Gas Cylinders segment	**$ 47.0**	$ 49.8	**$ 88.1**	$ 95.2	**$ 4.9**	$ 4.9	**$ 7.5**	$ 9.0
Elektron segment	**50.1**	42.0	**99.5**	79.7	**9.1**	12.4	**17.8**	18.8
Excluding Graphic Arts segment	**97.1**	91.8	**187.6**	174.9	**14.0**	17.3	**25.3**	27.8
Graphic Arts segment	**6.9**	7.9	**13.4**	14.2	**(0.8)**	0.1	**(1.1)**	(1.6)
Consolidated	**$ 104.0**	$ 99.7	**$ 201.0**	$ 189.1	**$ 13.2**	$ 17.4	**$ 24.2**	$ 26.2

	Depreciation and amortization				Restructuring charges			
	Second Quarter		Year-to-date		Second Quarter		Year-to-date	
In millions	2025	2024	2025	2024	2025	2024	2025	2024
Gas Cylinders segment	**$ 0.9**	$ 0.9	**$ 1.7**	$ 1.7	**$ 2.0**	$ 1.1	**$ 2.1**	$ 1.6
Elektron segment	**1.6**	1.6	**3.2**	3.2	**—**	—	**—**	0.2
Excluding Graphic Arts segment	**2.5**	2.5	**4.9**	4.9	**2.0**	1.1	**2.1**	1.8
Graphic Arts segment	**—**	—	**—**	—	**—**	—	**—**	—
Consolidated	**$ 2.5**	$ 2.5	**$ 4.9**	$ 4.9	**$ 2.0**	$ 1.1	**$ 2.1**	$ 1.8

	Gross profit			
	Second Quarter		Year-to-date	
In millions	2025	2024	2025	2024
Gas Cylinders segment	**$ 8.1**	$ 8.3	**$ 13.7**	$ 16.0
Elektron segment	**15.1**	12.2	**29.8**	23.0
Excluding Graphic Arts segment	**23.2**	20.5	**43.5**	39.0
Graphic Arts segment	**0.8**	1.5	**1.9**	1.4
Consolidated	**$ 24.0**	$ 22.0	**$ 45.4**	$ 40.4

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Second Quarter					
In millions except per share data	2025			2024		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Net income / (loss)	**$ 5.0**	**$ (0.6)**	**$ 5.6**	$ (0.4)	(9.0)	$ 8.6
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.2**	**—**	**0.2**	0.2	—	0.2
Acquisition and disposal related charge	**0.1**	**—**	**0.1**	9.2	9.1	0.1
Defined benefit pension credit	**(0.6)**	**—**	**(0.6)**	(0.2)	—	(0.2)
Restructuring charge	**2.0**	**—**	**2.0**	1.1	—	1.1
Share-based compensation charge	**0.9**	**0.1**	**0.8**	0.8	0.1	0.7
Income tax on adjusted items	**—**	**—**	**—**	(0.2)	(0.1)	(0.1)
Adjusted net income / (loss)	**7.6**	**(0.5)**	**8.1**	10.5	0.1	10.4
Less:						
Legal cost recovery	**—**	**—**	**—**	(5.1)	—	(5.1)
Tax on legal cost recovery	**—**	**—**	**—**	1.2	—	1.2
Adjusted net income / (loss) excluding Legal cost recovery	**$ 7.6**	**$ (0.5)**	**$ 8.1**	$ 6.6	$ 0.1	$ 6.5
Adjusted earnings per ordinary share [(1)]						
Diluted earnings / (loss) per ordinary share	**$ 0.18**	**$ (0.02)**	**$ 0.20**	$ (0.01)	$ (0.33)	$ 0.32
Impact of adjusted items	**0.10**	**—**	**0.10**	0.40	0.33	0.07
Adjusted diluted earnings / (loss) per ordinary share	**0.28**	**(0.02)**	**0.30**	0.39	—	0.39
Impact of legal cost recovery	**—**	**—**	**—**	(0.15)	—	(0.15)
Adjusted diluted earnings / (loss) per ordinary share excluding Legal cost recovery	**$ 0.28**	**$ (0.02)**	**$ 0.30**	$ 0.24	$ —	$ 0.24

	Year-to-date					
In millions except per share data	2025			2024		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Net income / (loss)	**$ 10.5**	**$ (0.9)**	**$ 11.4**	$ 2.4	(10.6)	$ 13.0
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.4**	**—**	**0.4**	0.4	—	0.4
Acquisition and disposal related charge	**0.1**	**—**	**0.1**	9.4	9.3	0.1
Defined benefit pension credit	**(1.2)**	**—**	**(1.2)**	(0.5)	—	(0.5)
Restructuring charge	**2.1**	**—**	**2.1**	1.8	—	1.8
Share-based compensation charge	**1.8**	**0.2**	**1.6**	1.4	0.2	1.2
Income tax on adjusted items	**—**	**—**	**—**	(0.4)	(0.1)	(0.3)
Adjusted net income / (loss)	**$ 13.7**	**$ (0.7)**	**$ 14.4**	$ 14.5	$ (1.2)	$ 15.7
Less:						
Legal cost recovery	**—**	**—**	**—**	(5.3)	—	(5.3)
Tax on legal cost recovery	**—**	**—**	**—**	1.3	—	1.3
Adjusted net income / (loss) excluding Legal cost recovery	**$ 13.7**	**$ (0.7)**	**$ 14.4**	$ 10.5	$ (1.2)	$ 11.7
Adjusted earnings per ordinary share [(1)]						
Diluted earnings / (loss) per ordinary share	**$ 0.39**	**$ (0.03)**	**$ 0.42**	$ 0.09	$ (0.39)	$ 0.48
Impact of adjusted items	**0.11**	**0.01**	**0.10**	0.45	0.35	0.10
Adjusted diluted earnings / (loss) per ordinary share	**0.50**	**(0.03)**	**0.53**	0.54	(0.04)	0.58
Impact of legal cost recovery	**—**	**—**	**—**	(0.15)	—	(0.15)
Adjusted diluted earnings / (loss) per ordinary share excluding Legal cost recovery	**$ 0.50**	**$ (0.03)**	**$ 0.53**	$ 0.39	$ (0.04)	$ 0.43

[(1)] For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

ADJUSTED EBITDA (UNAUDITED)

	Second Quarter					
In millions except per share data	2025			2024		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income from continuing operations	**$ 7.6**	**$ (0.5)**	**$ 8.1**	$ 10.5	$ 0.1	$ 10.4
Add back:						
Income tax on adjusted items	**—**	**—**	**—**	0.2	0.1	0.1
Provision / (credit) for income taxes	**2.4**	**(0.2)**	**2.6**	3.1	(0.1)	3.2
Net finance costs	**0.9**	**(0.1)**	**1.0**	1.3	—	1.3
Adjusted EBITA	**10.9**	**(0.8)**	**11.7**	15.1	0.1	15.0
Depreciation	**2.3**	**—**	**2.3**	2.3	—	2.3
Adjusted EBITDA	**13.2**	**(0.8)**	**14.0**	17.4	0.1	17.3
Less:						
Legal cost recovery	**—**	**—**	**—**	(5.1)	—	(5.1)
Adjusted EBITDA excluding legal cost recovery	**$ 13.2**	**$ (0.8)**	**$ 14.0**	$ 12.3	$ 0.1	$ 12.2

	Year-to-date					
In millions except per share data	2025			2024		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income from continuing operations	**$ 13.7**	**$ (0.7)**	**$ 14.4**	$ 14.5	$ (1.2)	$ 15.7
Add back:						
Income tax on adjusted items	**—**	**—**	**—**	0.4	0.1	0.3
Provision / (credit) for income taxes	**4.3**	**(0.2)**	**4.5**	4.1	(0.5)	4.6
Net finance costs	**1.7**	**(0.2)**	**1.9**	2.7	—	2.7
Adjusted EBITA	**19.7**	**(1.1)**	**20.8**	21.7	(1.6)	23.3
Depreciation	**4.5**	**—**	**4.5**	4.5	—	4.5
Adjusted EBITDA	**24.2**	**(1.1)**	**25.3**	26.2	(1.6)	27.8
Less:						
Legal cost recovery	**—**	**—**	**—**	(5.3)	—	(5.3)
Adjusted EBITDA excluding legal cost recovery	**$ 24.2**	**$ (1.1)**	**$ 25.3**	$ 20.9	$ (1.6)	$ 22.5

ADJUSTED EFFECTIVE TAX RATE

(UNAUDITED)

	Second Quarter					
In millions except per share data	2025			2024		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income from continuing operations	**$ 7.6**	**$ (0.5)**	**$ 8.1**	$ 10.5	$ 0.1	$ 10.4
Add back:						
Income tax on adjusted items	**—**	**—**	**—**	0.2	0.1	0.1
Provision / (credit) for income taxes	**2.4**	**(0.2)**	**2.6**	3.1	(0.1)	3.2
Adjusted income from continuing operations before income taxes	**10.0**	**(0.7)**	**10.7**	13.8	0.1	13.7
Adjusted provision / (credit) for income taxes	**2.4**	**(0.2)**	**2.6**	3.3	—	3.3
Adjusted effective tax rate from continuing operations	**24.0 %**	**28.6 %**	**24.3 %**	23.9 %	— %	24.1 %

	Year-to-date					
In millions except per share data	2025			2024		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income from continuing operations	**$ 13.7**	**$ (0.7)**	**$ 14.4**	$ 14.5	$ (1.2)	$ 15.7
Add back:						
Income tax on adjusted items	**—**	**—**	**—**	0.4	0.1	0.3
Provision / (credit) for income taxes	**4.3**	**(0.2)**	**4.5**	4.1	(0.5)	4.6
Adjusted income from continuing operations before income taxes	**18.0**	**(0.9)**	**18.9**	19.0	(1.6)	20.6
Adjusted provision / (credit) for income taxes	**4.3**	**(0.2)**	**4.5**	4.5	(0.4)	4.9
Adjusted effective tax rate from continuing operations	**23.9 %**	**22.2 %**	**23.8 %**	23.7 %	25.0 %	23.8 %

NET DEBT RATIO

(UNAUDITED)

	Second Quarter	
In millions	**2025**	**2024**
Cash and cash equivalents	**$ 4.4**	$ 4.3
Total debt	**(52.6)**	(74.2)
Net debt	**48.2**	69.9
Adjusted EBITDA	**52.6**	39.3
Net debt to EBITDA ratio	**0.9**	1.8
Adjusted EBITDA excluding Graphic Arts segment	**55.0**	44.7
Net debt to EBITDA ratio excluding Graphic Arts segment	**0.9**	1.6

FREE CASH FLOW (UNAUDITED) Second Quarter Year-to-date In millions 2025 2024 2025 2024 Net cash provided by continuing operating activities $ 1.2 $ 8.9 $ 6.4 $ 12.5 Net cash provided by Graphic Arts operating activities — 0.1 0.1 0.1 Net cash provided by continuing operating activities excluding Graphic Arts 1.2 8.8 6.3 12.4 Capital expenditures (1.9) (2.7) (3.1) (4.1) Graphic Arts capital expenditures — (0.1) (0.1) (0.1) Capital expenditures excluding Graphic Arts (1.9) (2.6) (3.0) (4.0) Free cash flow $ (0.7) $ 6.2 $ 3.3 $ 8.4 Free cash flow excluding Graphic Arts $ (0.7) $ 6.2 $ 3.3 $ 8.4